UNDERWRITING AGREEMENT

November 21, 2006

Migenix Inc.

BC Research Building

3650 Wesbrook Mall
Vancouver, B.C.

V6S 2L2

Attention:

James DeMesa

President and Chief Executive Officer

Dear Sir:

Canaccord Capital Corporation (the “Underwriter”) understands that Migenix Inc. (the “Corporation”) proposes to issue and sell to the Underwriter 16,750,000 units (the “Units”) of the Corporation, each Unit consisting of one Common Share (as hereinafter defined) and one-half of one transferable Common Share purchase warrant (a “Warrant”) at a price of $0.60 per Unit (the “Offering Price”).  Each whole Warrant will entitle the holder to purchase one Common Share at a price of $0.80 per share for a period of 60 months from the date on which such Warrant is issued.  Subject to the terms and conditions set out below, the Underwriter agrees to purchase and, by its acceptance hereof, the Corporation agrees to issue and sell to the Underwriter the Units at the Closing Time (as hereinafter defined) at the Offering Price, payable at the Closing Time, for an aggregate purchase price of $10,050,000.  In addition, the Corporation hereby grants to the Underwriter the option (the “Over-Allotment Option”), exercisable in full or in part at any time up to 30 days following the Closing Date (as hereinafter defined), to purchase up to 2,512,500 additional units (the “Over-Allotment Units”) having the same terms and conditions as the Units, and on the same basis and same terms as the Units, to cover over-allotments made in connection with the offering of the Units, if any, and for market stabilization purposes.

DEFINED TERMS

“Accredited Investor” means an “accredited investor”, as that term is defined in Rule 501(a) of Regulation D, that satisfies the criteria set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D;

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Underwriter by this letter;

“Applicable Securities Laws” means Canadian Securities Laws and U.S. Securities Laws;

“Business Day” means a day other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Vancouver, British Columbia;

“BVF Participation Right” means the right of Biotechnology Value Fund, L.P. to participate in the offering of the Offered Units;

“Canadian Securities Laws” means all applicable securities laws in each of the Qualifying Provinces and the respective rules, regulations, blanket orders and blanket rulings under such laws together with applicable orders, rulings and published policy statements of the Canadian Securities Regulators;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces;

“Closing” means the closing of the purchase and sale of the Units;

“Closing Date” means December 5, 2006 or such other date as the Corporation and the Underwriter may agree upon in writing;

“Closing Time” means 6:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Corporation and the Underwriter may agree upon in writing;

“Common Shares” means the common shares in the share capital of the Corporation;

“Corporation” has the meaning ascribed to such term in the first paragraph of this Agreement;

“Claim” has the meaning ascribed to such term in Section 12(b) of this Agreement;

“Eligible Expenses” has the meaning ascribed to such term in Section 15(a) of this Agreement;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations made thereunder;

“FDA” has the meaning ascribed to such term in Section 8(i) of this Agreement;

“FDA Permits” has the meaning ascribed to such term in Section 8(i) of this Agreement;

“Final Prospectus” means the final short form prospectus of the Corporation relating to the offering of the Offered Units;

“Financial Information” means the Company’s financial statements and management’s discussion and analysis incorporated by reference in the Prospectus, together with any auditors’ report thereon and the notes thereto;

“Indemnified Persons” means the Underwriter and each of its directors, officers, employees and agents;

“Intellectual Property” has the meaning ascribed to such term in Section 8(g) of this Agreement;

“Listed Common Shares” means all Common Shares of the Corporation, including Common Shares issuable on the exercise of Warrants and Underwriter’s Warrants Units, which will or may be issued by the Corporation pursuant to the terms of this Agreement;

“Losses” means losses (other than losses of profit), expenses, claims, actions, damages and liabilities, joint or several, including the aggregate amount paid in settlement of any actions, suits,

proceedings, investigations, inquiries or claims and the reasonable fees and expenses of legal counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation, inquiry or claim;

“Material Adverse Effect” has the meaning ascribed to such term in Section 8(b) of this Agreement;

“material change” means a material change for the purposes of Canadian Securities Laws or, where undefined under applicable Canadian Securities Laws, means a change in the business, operations or capital of the Corporation or any of its Subsidiaries that would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

“material fact” means a material fact for the purposes of Canadian Securities Laws or, where undefined under applicable Canadian Securities Laws, means a fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Common Shares;

“misrepresentation” means a misrepresentation for the purposes of Canadian Securities Laws or, where undefined under applicable Canadian Securities Laws, means any untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“NP 43-201” means National Policy 43-201 of the Canadian Securities Administrators;

“Offered Units” means the Units and the Over-Allotment Units;

“Offering Documents” means the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment (including, in each case, any documents incorporated by reference therein) and the Preliminary U.S. Placement Memorandum and U.S. Placement Memorandum;

“Offering Price” has the meaning ascribed to such term in the first paragraph of this Agreement;

“Over-Allotment Closing Date” means the date for the closing of the Over-Allotment Option set out in the notice of exercise of the Over-Allotment Option delivered by the Underwriter to the Corporation or such other date as the Corporation and the Underwriter may agree;

“Over-Allotment Closing Time” means 6:00 a.m. (Vancouver time) on the Over-Allotment Closing Date or such other time on the Over-Allotment Closing Date as the Corporation and the Underwriter may agree upon in writing;

“Over-Allotment Option” has the meaning ascribed to such term in the first paragraph of this Agreement;

“Over-Allotment Units” has the meaning ascribed to such term in the first paragraph of this Agreement;

“Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated November 21, 2006 relating to the offering of the Offered Units;

“Preliminary U.S. Placement Memorandum” means the preliminary U.S. private placement memorandum of the Corporation dated November 21, 2006 for the placement of the Offered Units in the United States in accordance with Rule 506 under Regulation D and Rule 144A;

“Prospectus” means, collectively, the Preliminary Prospectus, the Final Prospectus and any Prospectus Amendment, together with any documents incorporated by reference therein;

“Prospectus Amendment” means any amendment or supplement to the Preliminary Prospectus or Final Prospectus;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as that term is defined in Rule 144A;

“Qualifying Provinces” means each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec;

“Regulation D” means Regulation D under the Securities Act;

“Regulation S” means Regulation S under the Securities Act;

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 506” means Rule 506 under Regulation D;

“SEC” means the United States Securities and Exchange Commission;

“Securities” means the Offered Units, the Over-Allotment Option, the Underwriter’s Warrant, the Underwriter’s Warrants Units, the Common Shares and Warrants comprising the Offered Units and Underwriter’s Warrants Units and the Common Shares issuable upon exercise of the Warrants included in the Offered Units and Underwriter’s Warrants Units;

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations made thereunder;

“Selling Firm” has the meaning ascribed to such term in Section 3(a) of this Agreement;

 “Subsidiary” means each “subsidiary” of the Corporation, as such term is defined in the Securities Act (British Columbia);

“Transfer Agent” means Pacific Corporate Trust Company;

“TSX” means the Toronto Stock Exchange;

“Underwriter” has the meaning ascribed to such term in the first paragraph of this Agreement;

“Underwriter’s Fee” has the meaning ascribed to such term in Section 6 of this Agreement;

“Underwriter’s Warrants” has the meaning ascribed thereto in Section 6 of this Agreement;

“Underwriter’s Warrants Units” has the meaning ascribed thereto in Section 6 of this Agreement;

“Units” has the meaning ascribed to such term in the first paragraph of this Agreement;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Placement Memorandum” means the final private placement memorandum of the Corporation for the placement of the Offered Units in the United States in accordance with Rule 506 under Regulation D and Rule 144A;

“U.S. Securities Laws” means all applicable securities laws of the United States including, but not limited to, the Securities Act and the Exchange Act and the state securities laws of each state in which the Offered Units are offered and the respective rules, regulations, orders and rulings under such laws, together with applicable published policies, policy statements and notices of the securities regulatory authorities in the United States and each state in which the Offered Units are offered;

“Warrant” has the meaning ascribed to such term in the first paragraph of this Agreement; and

“Warrant Indenture” means the warrant indenture related to the Offered Units to be entered into by the Corporation and Pacific Corporate Trust Company on the Closing Date.

TERMS AND CONDITIONS

1.

Compliance with Securities Laws

The Corporation represents and warrants to Underwriter that the Corporation has prepared and filed the Preliminary Prospectus with each of the Canadian Securities Regulators and has obtained, pursuant to NP 43-201, a preliminary MRRS decision document evidencing the issuance by each Canadian Securities Regulator of a receipt for the Preliminary Prospectus.  The Corporation shall promptly resolve all comments from or deficiencies raised by the Canadian Securities Regulators and, as soon as possible after any such comments or deficiencies have been resolved and, in any event, by not later than 5:00 p.m. (Vancouver time) on November 29, 2006, prepare and file the Final Prospectus with each of the Canadian Securities Regulators and obtain, pursuant to NP 43-201, a final MRRS decision document evidencing the issuance by each Canadian Securities Regulator of a receipt for the Final Prospectus. The Corporation will promptly fulfil and comply with the Canadian Securities Laws required to be fulfilled or complied with by the Corporation to enable the Offered Units to be lawfully distributed or distributed to the public, as the case may be, in the Qualifying Provinces through the Underwriter or any other investment dealers or brokers registered as such in the Qualifying Provinces.  In addition, the Corporation will fulfil and comply with (a) the Canadian Securities Laws required to be fulfilled or complied with by the Corporation to permit the sale of the Common Shares and Warrants comprising the Offered Units and the sale of the Common Shares issuable upon the exercise of such Warrants and the Underwriter’s Warrants in the Qualifying Provinces as freely tradeable Common Shares and Warrants, respectively, subject to any required regulatory approval, and (b) the U.S. Securities Laws required to be fulfilled or complied with by the Corporation to permit the private placement of the Offered Units to Accredited Investors, pursuant to Rule 506 under Regulation D, and Qualified Institutional Buyers, under Rule 144A. To the extent that the Corporation is required to obtain any regulatory approvals in connection with the distribution or sale of the Offered Units in accordance with the terms and conditions of this Agreement, the Corporation shall use all commercially reasonable efforts to obtain any such regulatory approval as soon as practicable after the date hereof.

2.

Due Diligence

Prior to the filing of the Final Prospectus, and if applicable, prior to the filing of any Prospectus Amendment, the Corporation shall have allowed the Underwriter to participate fully in the preparation of the Prospectus and shall have allowed the Underwriter to conduct any due diligence investigations which it reasonably requires to fulfil its obligations as Underwriter under Applicable Securities Laws and in order to enable the Underwriter to responsibly execute the certificates required to be so executed in the Prospectus. Following the filing of the Final Prospectus and up to the date of the completion of the distribution of the Offered Units, the Corporation shall allow the Underwriter to conduct any due diligence investigations which it reasonably requires.

3.

Distribution and Certain Obligations of the Underwriter

(a)

The Underwriter shall only:

(i)

offer for sale and sell the Offered Units to the public in the Qualifying Provinces; and

(ii)

offer the Offered Units in the United States:

(A)

to Accredited Investors that are offered the Offered Units for sale by the Corporation in transactions that are exempt from registration pursuant to Rule 506 of Regulation D under the U.S. Securities Act and exempt from registration under all applicable state securities laws; or

(B)

to Qualified Institutional Buyers that are offered the Offered Units for resale by the Underwriters in transactions that are exempt from registration pursuant to Rule 144A under the U.S. Securities Act and exempt from registration under all applicable state laws;

and, in each of Sections 3(a)(ii)(A) and 3(a)(ii)(B) above, in compliance with the terms set out in Schedule “A” attached hereto, which terms, and the representations, warranties and covenants set in such Schedule, are incorporated by reference into this agreement and each of the Corporation and the Underwriter make the representations, warranties and covenants applicable to it set out in Schedule “A” hereto.  The Underwriters and the Corporation acknowledge and agree that Rule 144A is a resale exemption and, accordingly, any Offered Units sold in the United States to Qualified Institutional Buyers pursuant to Rule 144A will be sold by the Corporation to the Underwriters, as principal, and then resold by the Underwriters to Qualified Institutional Buyers pursuant to Rule 144A, with the Underwriters’ U.S. broker-dealer affiliates acting as the Underwriters’ selling agents for purposes of the Rule 144A resale transactions.  The Underwriters and the Corporation further acknowledge and agree that Rule 506 is a primary offering exemption and, accordingly, any Common Shares sold in the United States to Accredited Investors pursuant to Rule 506 will be offered by the Underwriters and their U.S. broker-dealer affiliates, but sold by the Corporation directly to the Accredited Investors as substituted purchasers.

The Underwriter shall offer for sale and sell the Offered Units in the Qualifying Provinces and the United States in a manner which complies with and observes all applicable laws and regulations in each jurisdiction into and from which they offer for sale or sell the Offered Units and which does not require registration of the Offered Units (or the Common Shares or Warrants underlying the Offered Units) or the filing of a prospectus or any similar document under the laws of any jurisdiction outside the Qualifying Provinces. The Underwriters shall not distribute the Offered Units outside of Canada and the United States without the prior consent of the Corporation.

(b)

For the purposes of this Section 3, the Underwriter shall be entitled to assume that the Offered Units are qualified for distribution in any Qualifying Province in respect of which a final MRRS decision document evidencing the issuance by each Canadian Securities Regulator of a receipt for the Final Prospectus has been obtained unless the Underwriter receives notice to the contrary from the Corporation or the applicable Canadian Securities Regulator.

(c)

The Corporation and the Underwriters agree that Schedule A to this Agreement (“U.S. Terms and Conditions”) is incorporated by reference in and shall form part of this Agreement.

4.

Delivery of Prospectus

(a)

Deliveries on Filing

Concurrent with or prior to the filing of the Preliminary Prospectus or Final Prospectus, as the case may be, the Corporation shall deliver to the Underwriter:

(i)

an English language copy of the Preliminary Prospectus or Final Prospectus, as the case may be, signed and certified as required by the Canadian Securities Laws applicable in the Qualifying Provinces other than the Province of Quebec;

(ii)

a French language copy of the Preliminary Prospectus or Final Prospectus, as the case may be, signed and certified as required by the Canadian Securities Laws applicable in the Province of Quebec;

(iii)

a copy of any other document required to be filed along with the Prospectus under the Canadian Securities Laws;

(iv)

in the case of the Preliminary Prospectus, a copy of the Preliminary U.S. Placement Memorandum;

(v)

in the case of the Final Prospectus, the U.S. Placement Memorandum;

(vi)

an opinion of Gowling Lafleur Henderson LLP, dated the date of the Preliminary Prospectus and the Final Prospectus, respectively, in form and substance satisfactory to the Underwriter and its counsel, acting reasonably, addressed to the Underwriter, Underwriter’s counsel and the Corporation, to the effect that the French language version of each of the Preliminary Prospectus and the Final Prospectus, except for the Financial Information, as to which no opinion need be expressed by such counsel, is, in all material respects, a reasonable and proper translation of the English language version thereof;

(vii)

an opinion of Ernst & Young LLP, dated the date of each of the Preliminary Prospectus and the Final Prospectus, respectively, in form and substance satisfactory to the Underwriters and its counsel, acting reasonably, addressed to the Underwriters, Underwriter’s counsel and the Corporation to the effect that the French language version of the Financial Information contained in each of the Preliminary Prospectus and the Final Prospectus is, in all material respects, a complete and proper translation of the English language version thereof; provided, however, that Ernst & Young LLP will not be required to provide an opinion with respect to the French translation of any documents incorporated by reference into the Preliminary Prospectus;

(viii)

in the case of the Final Prospectus, a “long form” comfort letter from Ernst & Young LLP, dated the date of the Final Prospectus (with the requisite procedures to be completed by the Ernst & Young LLP within two Business Days of the date of the Final Prospectus), addressed to the Underwriter and the directors of Corporation, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to certain financial and accounting information relating to the Corporation in the Final Prospectus, including all documents incorporated by reference, which letter shall be in addition to the auditors’ report incorporated by reference into the Final Prospectus and the auditors’ comfort letters addressed to the Canadian Securities Regulators; and

(ix)

in the case of the Final Prospectus, evidence satisfactory to the Underwriter and counsel to the Underwriter, acting reasonably, that the Listed Common Shares have been conditionally approved for listing on the TSX.

(b)

Delivery of Prospectus Amendments

In the event that Corporation is required by Canadian Securities Laws to prepare and file a Prospectus Amendment, the Corporation shall (a) prepare and deliver promptly to the Underwriter signed and certified copies of such Prospectus Amendment in the English and French language and (b) consult with the Underwriter with respect to the form and content of such Prospectus Amendment, it being understood and agreed that no Prospectus Amendment shall be filed with any Canadian Securities Regulator prior to such Prospectus Amendment being reviewed by the Underwriter and counsel to the Underwriter. Concurrent with the delivery of any Prospectus Amendment, the Corporation shall deliver to the Underwriter, with respect to such Prospectus Amendment, documents similar to those referred to in Sections 4(a)(iii), 4(a)(vi) and 4(a)(vii).

(c)

Representations as to the Offering Documents

Delivery by the Corporation of any Offering Document to the Underwriter shall constitute a representation and warranty by the Corporation to the Underwriter that as at such Offering Document’s respective date:

(i)

all information and statements (other than information and statements furnished by or relating solely to the Underwriter) contained in such Offering Document is true and correct in all material respects, contains no misrepresentation and constitutes full, true and plain disclosure of all material facts relating to the Corporation and its Subsidiaries and the securities of the Corporation being issued or sold to the Underwriter pursuant to this Agreement;

(ii)

no material fact or information (other than facts or information relating solely to the Underwriter) has been omitted from such Offering Document that is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were provided or made and, with respect to purchasers resident in the Province of Quebec, the Prospectus and any Prospectus Amendment do not contain any misrepresentations within the meaning of the Securities Act (Quebec) and the regulations respecting securities adopted pursuant thereto that is likely to affect the value or the market price of the Common Shares; and

(iii)

such Offering Document complies fully with the requirements of Applicable Securities Laws.

Delivery by the Corporation of any Offering Document to the Underwriter shall also constitute consent to the Underwriter’s use of the Prospectus for the distribution of the Offered Units in compliance with the provisions of this Agreement and Applicable Securities Laws.

(d)

Commercial Copies

The Corporation shall deliver, without charge to the Underwriter, commercial copies of the Offering Documents (in both the English and French languages, in the case of the Prospectus and any Prospectus Amendment) to the Underwriter in such numbers and cities as the Underwriter may reasonably request. With respect to the Preliminary Prospectus and Preliminary U.S. Placement Memorandum, such delivery shall be effected as soon as possible and, in any event, on or before 12:01 p.m. (Vancouver time) on the second Business Day after the issuance of the MRRS decision document for the Preliminary Prospectus or the Final Prospectus, as the case may be. With respect to the Final Prospectus and U.S. Placement Memorandum, such delivery shall be effected as soon as possible and, in any event, on or before 12:01 p.m. (Vancouver time) on the second Business Day after the issuance of the MRRS decision document for the Final Prospectus.

(e)

Press Releases

During the period commencing on the date hereof and until completion of the distribution of the Offered Units, the Corporation will (i) promptly provide the Underwriter with drafts of any press releases of the Corporation for prompt review by the Underwriter prior to issuance of such press release and (ii) if requested by the Underwriter, acting reasonably, include a reference to the Underwriter and its role in the distribution of the Offered Units in any press release of the Corporation relating to the distribution of such units.  Any press release shall comply with the requirements of U.S. Securities Laws.

5.

Material Change During Distribution

(a)

Material Changes

During the period from the date hereof to the later of the Closing Date, the Over-Allotment Closing Date and the date of completion of the distribution of the Offered Units (including Over-Allotment Units), the Corporation shall promptly notify the Underwriter in writing of:

(i)

the full particulars of any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation or any of its Subsidiaries;

(ii)

any material fact which has arisen or been discovered and would have been required to have been stated in any Offering Document had the fact arisen or been discovered on, or prior to, the date of such Offering Document; and

(iii)

or any misstatement of any material fact contained in any of the Offering Documents or any event, development or state of facts that has occurred after the date of this Agreement, which, in any case, is of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents including as a result of any of the Offering Documents containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or misleading in the light of the circumstances in which it was made or which would result in any of the Offering Documents not complying in all material respects with Applicable Securities Laws.

The Corporation shall in good faith discuss with the Underwriter any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there may be reasonable doubt whether written notice need be given under this Section 5(a).

(b)

Change in Canadian Securities Laws

If at any time prior to the completion of the distribution of the Offered Units (including the Over-Allotment Units), there shall be any change in the Canadian Securities Laws which, in the opinion of the Underwriter, requires the filing of a Prospectus Amendment, the Corporation shall, to the satisfaction of the Underwriter, acting reasonably, promptly prepare and file such Prospectus Amendment with the appropriate Canadian Securities Regulator in each of the Qualifying Provinces where such filing is required.

(c)

Filings Relating to Material and Other Changes

The Corporation shall promptly, and in any event within any applicable time limitation, comply, to the reasonable satisfaction of the Underwriter, with all applicable filings and other requirements under Canadian Securities Laws as a result of facts or changes referred to in Sections 5(a) or 5(b).  The Corporation shall cooperate in all respects with the Underwriter to allow and assist the Underwriter to participate fully in the preparation of any Prospectus Amendment and shall allow the Underwriter to conduct any due diligence investigations which it reasonably requires to fulfil its obligation as Underwriter under Canadian Securities Laws and in order to enable the Underwriter to responsibly execute any certificates required to be executed by the Underwriter in any Prospectus Amendment.

6.

Services Provided by Underwriter

In return for the Underwriter’s agreement to purchase Units and offer such Units for sale in accordance with this Agreement, the Corporation agrees to pay to the Underwriter, out of the proceeds from the sale of the Offered Units, if any, a fee (the “Underwriter’s Fee”) equal to 7.0% of the gross proceeds of the offering of the Offered Units which, for greater certainty, excludes any amounts received by the Corporation pursuant to the exercise of the Underwriter’s Warrants (as defined below). The Underwriter’s Fee shall be payable to the Underwriter in the manner provided for in Section 7.  In addition, the Corporation shall issue to the Underwriter such number of non-transferable unit purchase warrants (the “Underwriter’s Warrants”) which entitle the Underwriter to acquire an aggregate number of units (“Underwriter’s Warrants Units”) equal to 5.0% of the Offered Units issued by the Corporation pursuant to this Agreement. Each Underwriter’s Warrant will entitle the Underwriter to acquire one Underwriter’s Warrant Unit at the Offering Price (or such higher price as the rules and regulations of the TSX may require) for a period of 24 months from the Closing Date. The Underwriter’s Warrants Units shall have the same terms and conditions as the Units and Over-Allotment Units.

7.

Delivery of Purchase Price, Underwriting Fee and Certificates

(a)

The purchase and sale of the Units and, if applicable, the Over-Allotment Units shall be completed at the Closing Time and the Over-Allotment Closing Time, as applicable, at the offices of Farris, Vaughan, Wills & Murphy LLP in Vancouver, British Columbia, or at such other place as the Underwriter and the Corporation may agree upon.

(b)

At the Closing Time or the Over-Allotment Closing Time, as the case may be, the Corporation shall deliver to the Underwriter:

(i)

one or more definitive certificates representing the Common Shares and Warrants comprising the Units or Over-Allotment Units, as the case may be, registered in the name of the Underwriter or in such other name(s) as the Underwriter may notify the Corporation in writing not less than 24 hours prior to the Closing Time or Over-Allotment Closing Time, as the case may be; and

(ii)

a definitive certificate representing the Underwriter’s Warrants to be issued at such time registered in the name of the Underwriter,

in each case against payment by the Underwriter to the Corporation of, at the Closing Time, the gross proceeds of the offering of the Units, less the Underwriter’s Fee for the Units, and, at the Over-Allotment Closing Time, the gross proceeds of the offering of the Over-Allotment Units, less the Underwriter’s Fee for the Over-Allotment Units, by wire transfer, in each case together with a receipt signed by the Underwriter for such certificates and the Underwriter’s Fee.

(c)

Delivery of Certificates to Transfer Agent

The Corporation shall, prior to the Closing Date or Over-Allotment Closing Date, as the case may be, make all necessary arrangements for the exchange of the definitive certificate(s) representing the Common Shares and Warrants comprising the Units and Over-Allotment Units on the Closing Date or Over-Allotment Closing Date, as the case may be, with the Transfer Agent.

The Corporation shall pay all fees and expenses payable to the Transfer Agent in connection with the preparation, delivery, certification and exchange of the Common Shares and Warrants comprising the Offered Units contemplated by this Section 7(c) and the fees and expenses payable to the Transfer Agent in connection with the initial or additional transfers as may be required in the course of the distribution or private placement of the Offered Units.

8.

Representations and Warranties of the Corporation

The Corporation covenants with and represents and warrants to the Underwriter, acknowledging that the Underwriter is relying upon such representations, warranties and covenants in purchasing the Offered Units, that:

(a)

the Corporation has been continued and is validly existing and in good standing under the laws of British Columbia and has all requisite corporate power, capacity and authority to (i) own, lease and operate its properties and assets and conduct its business as currently conducted and to perform its obligations under this Agreement and (ii) undertake the offering of the Offered Units, grant the Over-Allotment Option and issue and sell the Securities in accordance with the provisions of this Agreement;

(b)

the Corporation is current with all filings required to be made under the laws of the Qualifying Provinces and all other jurisdictions in which it exists or carries on any material business and has all necessary licences, leases, permits, authorizations and other approvals necessary to permit it to conduct its business as currently conducted, except where the absence of such power or authority or failure to make any filing or obtain any licence, lease, permit, authorization or other approval would not have a material adverse effect upon the business and affairs of the Corporation and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(c)

each of the Subsidiaries has been duly incorporated and is validly existing and is in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power, capacity and authority to own, lease and operate its properties and assets and conduct its business as currently conducted, and the Subsidiaries are current with all filings required to be made under their respective jurisdictions of incorporation and all other jurisdictions in which they exist or carry on any material business and have all necessary licences, leases, permits, authorizations and other approvals necessary to permit them to conduct their business as currently conducted, except where the absence of such power or authority or failure to make any filing or obtain any licence, lease, permit, authorization or other approval would not have a Material Adverse Effect;

(d)

the Corporation and its Subsidiaries are conducting their business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which their business is carried on including, without limitation, all applicable licensing and waste management legislation, regulations or by-laws, environmental protection legislation, regulations or by-laws or similar legislation, regulations or by-laws, except in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Corporation and the Subsidiaries, considered as a whole;

(e)

all of the material transactions of the Corporation have been properly recorded or filed in or with the books or records of the Corporation and the minute books of the Corporation contain all records of the meetings and proceedings of the directors of the Corporation, any committee of directors or the shareholders of the Corporation, if any, since its incorporation;

(f)

except as otherwise disclosed in the Prospectus, each of the Corporation and the Subsidiaries has good and marketable title to its assets free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, except where the failure  to have such good and marketable title would not, singularly or in the aggregate, have a Material Adverse Effect on the business, prospects, financial condition or results of operation of the Corporation and the Subsidiaries, taken as a whole;

(g)

to the best of the Corporation’s knowledge, each of the Corporation and the Subsidiaries owns or possesses, or can acquire on commercially acceptable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (the

“Intellectual Property”) currently employed by it in connection with the business now operated by it except where the failure to own or possess or otherwise be able to acquire the Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect on the business, prospects, financial condition or results of operation of the Corporation and the Subsidiaries, taken as a whole;

(h)

none of the Corporation nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would have a Material Adverse Effect on the business, prospects, financial condition or results of operations of the Corporation and the Subsidiaries, taken as a whole;

(i)

to the best of the Corporation’s knowledge, except as is or will be disclosed in the Prospectus, the Corporation (or parties under contractual obligation to the Company) now hold, and as of the Closing Date will hold, all licenses, certificates, approvals and permits from all state, United States, foreign and other regulatory authorities, including, but not limited to, the United States Food and Drug Administration (the “FDA”) and any foreign regulatory authorities performing functions similar to those performed by the FDA (together, “FDA Permits”), that are material to the conduct of the business of the Corporation (as such business is currently conducted), except for such licenses, certificates, approvals and permits the failure of which to hold would not have a Material Adverse Effect on the business of the Corporation on a consolidated basis, all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Corporation, threatened which may cause any such license, certificate, approval or permit to be withdrawn, cancelled, suspended or not renewed).  The Corporation is not in violation of any material law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body, applicable to the investigation of new drugs in humans and animals, including, but not limited to, those promulgated by the FDA.  All of the descriptions in the Offering Documents of the legal and governmental proceedings by or before the FDA or any foreign, state or local government body exercising comparable authority are accurate, complete and fair;

(j)

the clinical studies and tests (including, but without limitation the human and animal clinical trials) conducted by the Corporation or in which the Corporation has participated that are or will be described in the Offering Documents or the results of which are or will be referred to in the Offering Documents, and, to the best of the Corporation’s knowledge, such studies and test that were conducted on behalf of the Corporation, were and, if still pending, are being conducted in all material respects (i) in accordance with the protocols, procedures and controls for such studies and tests of new medical devices or biologic products, as the case may be, and (ii) in accordance with all applicable laws, rules and regulations; the descriptions of the results of such studies and tests contained or to be contained in the Offering Documents are accurate, complete and fair, and the Corporation has no knowledge of any other studies or tests, the results of which call into question the results described or referred to in the Offering Documents, and the Corporation has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any studies or tests conducted by, or on behalf of, the Corporation or in which the Corporation has participated that are described or will be described in the Offering Documents or the results of which are referred or will be referred to in the Offering Documents that would cause the Corporation to change the descriptions in the Offering Documents;

(k)

as of the date hereof, the Corporation is not aware of any legislation which it anticipates will have a Material Adverse Effect on the business, prospects, financial condition or results of operations of the Corporation and the Subsidiaries, taken as a whole;

(l)

none of the Corporation or the Subsidiaries is insolvent or has had a petition or a receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy, taken any proceedings to have itself declared bankrupt or wound-up, taken any proceedings to have a receiver appointed for any of its property or had any execution or distress become enforceable or become levied upon any of its property except, in each case, where any of the preceding would not have a Material Adverse Effect on the business of the Corporation;

(m)

the authorized capital of the Corporation as of the date of this Agreement is accurately described in the documents incorporated by reference into the Prospectus and, for greater certainty, consists of an unlimited number of Common Shares of which, as of the date hereof, 74,625,620 are validly issued and outstanding as fully paid and non-assessable and an unlimited number of preferred shares, of which, as of the date hereof, 14,600,000 are validly issued and outstanding as fully paid and non-assessable;

(n)

the Common Shares are listed and posted for trading on the TSX;

(o)

the Transfer Agent at its principal offices in the cities of Vancouver and Toronto has been duly appointed transfer agent and registrar for the Common Shares;

(p)

all outstanding securities of the Corporation which are convertible into, exchangeable or exercisable for, or which may otherwise result in the issuance of, Common Shares are disclosed in the Prospectus and no other person, firm or corporation now has any agreement, option, right or privilege, whether pre-emptive, contractual or otherwise,  capable of becoming an agreement for the purchase, acquisition, subscription for or issuance of any unissued shares, securities or warrants of the Corporation;

(q)

all of the issued and outstanding shares of the Subsidiaries are legally and beneficially owned by the Corporation, all of the issued and outstanding shares of the Subsidiaries have been duly authorized and validly issued as fully paid and non-assessable shares, all such shares owned by the Corporation are free and clear of any security interests, liens, encumbrances, claims or demands of any kind whatsoever and no person has any right to acquire any issued or unissued shares or securities convertible or exercisable into shares of any Subsidiary which are so owned by the Corporation;

(r)

the execution and delivery of this Agreement, the performance by the Corporation of its respective obligations hereunder, the offering of Offered Units, the grant of the Over-Allotment Option, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement do not require consent, approval, authorization, registration or qualification or of with any governmental authority, stock exchange, securities commission or other third party, except:

(i)

such as have been obtained or will be obtained prior to the Closing Date; and

(ii)

such as may be required (and will be obtained) under Applicable Securities Laws;

(s)

the execution and delivery of this Agreement, the performance by the Corporation of its respective obligations hereunder, the offering of Offered Units, the grant of the Over-Allotment Option, the issuance and sale of the Securities and the consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both):

(i)

any Canadian federal or provincial statute, rule or regulation applicable to the Corporation including, without limitation, Canadian Securities Laws and the by-laws, rules and regulations of the TSX;

(ii)

any U.S. federal or state statute, rule or regulation applicable to the Corporation including, without limitation, the Securities Act, the Exchange Act and the by-laws, rules and regulations of the SEC;

(iii)

the constating documents of the Corporation or resolutions of the directors, shareholders or committees of the directors of the Corporation which are in effect at the date hereof;

(iv)

any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound; or

(v)

any judgment, decree or order binding the Corporation or the property or assets of the Corporation;

which conflict, breach, violation or default in any of the cases referred to in (i) to (v) of this subparagraph, or the consequences thereof, would alone or in the aggregate result in a Material Adverse Effect and excluding, in the cases referred to in (i) and (ii) above, any conflict, breach, violation or default which results from the action of the Underwriter;

(t)

the Corporation is in material compliance with its timely and continuous disclosure obligations under Applicable Securities Laws and, without limiting the generality of the foregoing, no documents filed by the Corporation in compliance therewith contain any misrepresentations as of the date they were issued and filed, as the case may be, and since April 30, 2006 there has not occurred any material change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Corporation and its Subsidiaries taken as a whole which has not been publicly disclosed;

(u)

no securities commission, stock exchange or other regulatory authority has issued any order preventing or suspending the use of the Offering Documents or preventing or suspending the distribution of the Offered Units or the trading of the Common Shares and the Corporation is not aware of any investigation, order, inquiry or proceeding that has been commenced or which is pending, contemplated or threatened by any such authority;

(v)

except as described or will be described in the Prospectus at the respective time of filing, none of the shareholders or the directors or officers of the Company or any associate or affiliate of any of the foregoing had, has or to the knowledge of the Corporation intends to have, any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation;

(w)

the Financial Information presents fairly, in all material respects, the financial position of the Corporation as at the dates and for the periods of such Financial Information, all, except for the auditor’s report thereon and management’s discussion and analysis, in accordance with generally accepted accounting principles in Canada consistently applied and, except as disclosed in the Prospectus, the Corporation and its Subsidiaries do not have any direct, indirect, absolute or contingent liabilities which are material to the business, properties or assets of the Corporation and the Subsidiaries when taken as a whole;

(x)

Ernst & Young LLP is an independent chartered accountant as required under the Canadian Securities Laws and there has not been any disagreement (within the meaning of National Instrument 51-102) with Ernst & Young LLP or former auditors of the Corporation since April 30, 2006;

(y)

there is no action, proceeding or investigation, whether or not purportedly on behalf of the Corporation or any of the Subsidiaries, pending or, to the knowledge of the Corporation or its directors and officers, threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which could in any way materially adversely affect the Corporation or the condition (financial or otherwise) of the Corporation or which questions the validity of the issuance of the Offered Units or of any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement;

(z)

except as described or will be described in the Prospectus at the respective time of filing, there has been no material change (actual, anticipated, proposed or prospective, whether financial or otherwise) in the business, prospects, financial condition or results of operations of the Corporation or the Subsidiaries or the right or capacity of the Corporation or any of the Subsidiaries to carry on their business or the capital of the Corporation since April 30, 2006;

(aa)

the Corporation has all requisite corporate power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and to duly observe and perform all of its covenants and obligations set out herein;

(bb)

the directors of the Corporation have resolved for the Corporation to offer for sale and sell the Offered Units, grant the Over-Allotment Option and issue and sell the Securities and all Securities will conform to the description thereof in the Offering Documents;

(cc)

this Agreement has been duly authorized, executed and delivered by the Corporation and is legally binding upon the Corporation and is enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(dd)

at the Closing Time all necessary corporate action will have been taken by the Corporation to allot and authorize the issuance of the Listed Common Shares and, upon their issuance, the Listed Common Shares will be validly issued and outstanding as fully paid and non-assessable;

(ee)

the Corporation is a reporting issuer in each of the Qualifying Provinces and is not on the list of defaulting reporting issuers maintained by the securities commissions in each of the Qualifying Provinces which maintains such lists;

(ff)

each of the Corporation and the Subsidiaries has properly completed and filed on a timely basis all tax returns required to be filed, except insofar as the failure to file such returns would not have a Material Adverse Effect on the business, properties, operations, condition (financial or otherwise), or results of operations of the Corporation and its Subsidiaries taken as a whole, and has or will have paid all taxes due in respect of such filings, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and none of the Corporation or the Subsidiaries has any knowledge of any tax deficiency which might be assessed against the Corporation or any Subsidiary and which, if so assessed, might materially and adversely affect the business, properties, operations, condition (financial or otherwise) or results of operations of the Corporation and the Subsidiaries taken as a whole;

(gg)

there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation; there are no actions, suits or proceedings threatened or pending against the Corporation in respect of taxes, governmental charges or assessments and there are no matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

(hh)

the Listed Common Shares and the Warrants will not constitute "foreign property" for the purposes of the Income Tax Act (Canada) and will be a qualified investment within the meaning of the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered educational savings plans, registered retirement income funds and deferred profit sharing plans;

(ii)

neither the Corporation nor any Subsidiary, nor to the Corporation's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any contract or agreement entered into by the Corporation or any Subsidiary which is material to the business of the Corporation and the Subsidiaries taken as a whole and no event has occurred which with notice or lapse of time or both would directly or indirectly constitute such a default, in any such case which default or event would have a Material Adverse Effect;

(jj)

the Corporation is eligible to qualify the Offered Units using the short form prospectus procedures set out in National Instrument 44-101;

(kk)

at the Closing Time, the Listed Common Shares will be approved for listing on the TSX, subject to the Corporation fulfilling all of the listing requirements of the TSX;

(ll)

the definitive form of certificate for the Common Shares is in proper form under the laws of British Columbia and complies with the requirements of the TSX and the articles of the Corporation;

(mm)

other than the Underwriter and except as may be consented to by the Underwriter, there is no person acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein;

(nn)

the Corporation shall use the net proceeds from the sale of the Offered Units substantially in accordance with the disclosure set out under the heading “Use of Proceeds” in the Prospectus; and

(oo)

all written representations, statements, submissions and other written communications made by or on behalf of the Corporation to any securities commission or stock exchange or any other regulatory authority in furtherance of the filing of the Prospectus are or at the respective times of filing thereof will be true and correct in all material respects and contain no misrepresentation.

9.

Underwriter’s Obligation to Purchase Units

The obligation of the Underwriter to purchase the Units on the Closing Date shall be subject to the accuracy of the representations and warranties of the Corporation contained herein both as of the date of this Agreement and as of the Closing Date, the performance by the Corporation of its obligations hereunder and the following conditions:

(a)

Delivery of Legal Opinions

(i)

the Underwriter shall have received at the Closing Time an opinion of Canadian counsel for the Corporation, dated as of the Closing Date and addressed to the Underwriter and counsel to the Underwriter, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, acting reasonably, with respect to the Corporation and its Subsidiaries, the Offering Documents, this Agreement, the Securities, the authorized and issued capital of the Corporation, the Transfer Agent, applicable laws, and such other matters as the Underwriters may reasonably require;

(ii)

the Underwriter shall have received at the Closing Time an opinion of Dorsey & Whitney LLP, U.S. counsel for the Corporation dated the Closing Date and addressed to the Underwriter and counsel to the Underwriter, in form and substance satisfactory to the Underwriter and counsel to the Underwriter, acting reasonably, to the effect that no registration of the Units is required under U.S. Securities Laws in connection with (i) the offer of the Offered Units by the Underwriter and sale by the Corporation to Accredited Investors in the United States and (ii) the initial resale by the Underwriter of the Offered Units to Qualified Institutional Buyers in the United States, in each case in the manner contemplated by this Agreement;

(b)

Delivery of Comfort Letter

(i)

the Underwriter shall have received at the Closing Time a letter dated the Closing Date, in form and substance satisfactory to the Underwriter, acting reasonably, addressed to the Underwriter from Ernst & Young LLP confirming the continued accuracy of the comfort letter to be delivered to the Underwriter pursuant to Section 4(a)(viii) with such changes as may be necessary to bring the information in such letter forward to a date not more than two Business Days prior to the Closing Date, which changes shall be acceptable to the Underwriter acting reasonably;

(c)

Delivery of Certificates

(i)

the Underwriter shall have received at the Closing Time a copy of the constating documents of the Corporation and the authorizing resolutions of the directors of the Corporation relating to this Agreement, the Warrant Indenture and the Offering Documents, in each case certified by the Chief Executive Officer and Chief Financial Officer of the Corporation, or other officers of the Corporation acceptable to the Underwriter, and the incumbency and specimen signatures of signing officers of the Corporation and such other matters as the Underwriter may reasonably request;

(ii)

the Underwriter shall have received at the Closing Time a certificate or certificates dated the Closing Date, addressed to the Underwriter and counsel to the Underwriter and signed by the Chief Executive Officer and Chief Financial Officer of the Corporation, or other officers of the Corporation acceptable to the Underwriter, certifying for and on behalf of the Corporation, after having made due enquiry and after having carefully examined the Offering Documents, that:

(A)

except for the representation made in Section 8(k), the representations and warranties of the Corporation contained in this Agreement, and in any certificate of the Corporation delivered pursuant or in connection herewith, are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

(B)

the Corporation has duly complied in all material respects with all of the covenants of the Corporation in this Agreement and satisfied all the terms and conditions in this Agreement on its part to be performed or satisfied at or prior to the Closing Time;

(C)

no order, ruling or determination having the effect of suspending the sale or ceasing, suspending or restricting the trading of the Common Shares, Warrants or any other securities of the Corporation has been issued and no proceedings, investigations or enquiries for that purpose have been instituted or are pending or are contemplated or threatened by any Canadian Securities Regulator or any other regulatory authority;

(D)

each officer has carefully examined the Offering Documents and, since the respective dates as of which information is given in the Offering Documents, there has been no adverse material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation or any of its Subsidiaries; and

(E)

such other matters as the Underwriter may reasonably request;

(d)

Other Closing Conditions

the Corporation shall have delivered to the Underwriter and counsel to the Underwriter:

(i)

evidence of the TSX’s conditional approval of the listing of the Listed Common Shares on the TSX, subject only to filing documents in accordance with the requirements of the TSX;

(ii)

evidence of the issuance by each Canadian Securities Regulators of a receipt for the Final Prospectus;

(iii)

evidence of the waiver of any outstanding pre-emptive rights or shareholder registration rights, if any, of the shareholders of the Corporation (not including waiver by Biotechnology Value Fund, L.P. of the BVF Participation Right); and

(iv)

an executed copy of the Warrant Indenture;

(v)

a written undertaking of each director and senior officer of the Corporation not to sell, transfer, assign or otherwise dispose of, or grant any options on, any securities of the Corporation owned or controlled, directly or indirectly, by such individuals for a period of 90 days following the Closing Date.

10.

Underwriter’s Obligation to Purchase Over-Allotment Units

The obligation of the Underwriter to purchase the Over-Allotment Units on the Over-Allotment Closing Date shall be subject to:

(a)

the accuracy of the representations and warranties of the Corporation contained herein as of the Over-Allotment Closing Date;

(b)

the performance by the Corporation of its obligations hereunder; and

(c)

the delivery by the Corporation and its advisors (including its legal counsel and auditor) of opinions, letters and certificates dated the Over-Allotment Closing Date substantially similar to the opinions, letters and certificates referred to in Sections 9(a) and 9(b)

(d)

the delivery by the Corporation to the Underwriter and counsel of the Underwriter of certificates dated the Over-Allotment Closing Date substantially similar to the certificates referred to in Section 9(c).

11.

Termination Rights

(a)

If, prior to the Closing Time:

(i)

there should develop, occur or come into effect or existence any material fact or change such as is contemplated in Sections 5(a) or 5(b) or the Underwriter becomes aware of any undisclosed material information relating to the Corporation or its Subsidiaries which, taken as a whole, in the reasonable opinion of the Underwriter, operates to prevent or restrict trading in the

Common Shares or distribution of Offered Units or have a material adverse effect on the market price or value of the Common Shares;

(ii)

any inquiry, action, suit, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any of its Subsidiaries, or the distribution of the Offered Units, is commenced, announced or threatened or any order is made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in the Qualifying Provinces, the United States or elsewhere, including, without limitation, the Canadian Securities Regulators, the SEC, the TSX or any other regulatory authority having jurisdiction over the Corporation or any of its Subsidiaries, or their respective businesses or affairs, or any law or regulation is enacted or changed, which in the reasonable opinion of the Underwrite operates to prevent or restrict trading in the Common Shares or distribution of Offered Units or materially and adversely affects or might reasonably be expected to materially and adversely effect on the market price or value of the Common Shares;

(iii)

there should develop, occur or come into effect or existence any event, action, state, condition, major financial occurrence, catastrophe, war or act of terrorism of national or international consequence which, in the reasonable opinion of the Underwriter, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect the Canadian or United States financial markets or the business, operations or affairs of the Corporation and its Subsidiaries, taken as a whole;

(iv)

a cease trade order is made by any securities commission or other competent regulatory authority by reason of the default of the Corporation or its respective directors, officers, agents and such cease trade order is not rescinded within 48 hours;

(v)

the Corporation is required by the TSX or any other party, or elects for any reason, to obtain the approval of the shareholders of the Corporation with respect to the transaction contemplated by this Agreement;

(vi)

the Corporation fails to obtain any regulatory approvals required in connection with the completion of the offering of the Offered Units, including, without limitation, the TSX’s conditional approval of the listing of the Listed Common Shares on the TSX, subject only to filing documents in accordance with the requirements of the TSX; or

(vii)

the Corporation fails to comply with any term or condition of this Agreement,

then the Underwriter shall be entitled, at its option, in accordance with Section 11(b), to terminate its obligations under this Agreement by written notice to that effect given to the Corporation prior to the Closing Time.

(b)

The rights of termination contained in the Section 11 are in addition to any other rights or remedies the Underwriter may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise.  In the event of any such termination, there shall be no further liability on the part of the Underwriter to the Corporation or on the part of the Corporation to the Underwriter except in respect of any liability which may have arisen or may arise after such termination under Sections 12, 13 or 15.

12.

Indemnity

(a)

Right of Indemnity

To the extent permitted by law, the Corporation agrees to protect, hold harmless and indemnify each and every one of the Indemnified Persons from and against all Losses which any Indemnified Person may be subject to or suffer or incur, whether under the provisions of any statute or otherwise, and which are caused by, result from, arise out of or are based upon, directly or indirectly:

(i)

any information or statement (except any information or statement provided by or relating solely to the Underwriter) contained any Offering Document or in any certificate of the Corporation delivered under this Agreement which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(ii)

any omission or alleged omission to state in any Offering Document or any certificate of the Corporation delivered under this Agreement or pursuant to this Agreement any material fact or information (except facts or information provided by or relating solely to the Underwriter), required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made;

(iii)

any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission, or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission provided by or relating solely to the Underwriter) in any Offering Document or based upon any failure to comply with Applicable Securities Laws (other than any failure or alleged failure to comply by the Underwriter), preventing or restricting the trading in or the sale or distribution of the Units or Common Shares in any of the Qualifying Provinces or the United States in accordance with the terms and conditions of this Agreement;

(iv)

any breach of a representation or warranty made in this Agreement by the Corporation or the failure of the Corporation to comply with any of its obligations hereunder; or

(v)

the Corporation not complying with any requirement of Applicable Securities Laws in connection with the offering and sale of the Offered Units as contemplated hereby;

provided, however, that the Corporation shall not be required to hold harmless and indemnify any Indemnified Person in respect of Losses determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the fraud, negligence, gross negligence, recklessness, unlawful conduct or wilful misconduct of such Indemnified Party.

(b)

Notification of Claims

If any claim is asserted against any Indemnified Person in respect of which indemnification under this Section 12 may be sought (a “Claim”), such Indemnified Party will promptly notify the Corporation in writing after it becomes aware of such Claim; provided, however, that the failure of any Indemnified Person to so notify the Corporation of a potential Claim shall affect the Corporation’s liability under this Section 12 only to the extent that the Corporation is prejudiced by that failure.

(c)

Defence of Claim

The Corporation shall have the right (but not the obligation) to assume the defence of any suit brought to enforce such Claim provided, however, that:

(i)

the defence shall be conducted through legal counsel reasonably acceptable to the Indemnified Party, and

(ii)

no settlement of any such Claim or admission of liability may be made by the Corporation without the prior written consent (such consent not to be unreasonably withheld or delayed) of the Indemnified Party.

If the Corporation elects to assume the defence of any suit brought to enforce such Claim, after written notice by Corporation of its election to assume such defence is received by the Indemnified Person, the Corporation shall not be liable hereunder to indemnify such person for any legal costs or expenses subsequently incurred in connection therewith.

(d)

Retaining Counsel

If the Corporation elects to assume the defence of any suit brought to enforce such Claim in accordance with Section 12(b), the Indemnified Person shall have the right to retain separate counsel to act on his, her or its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Person unless:

(i)

the Corporation and the Indemnified Person shall have mutually agreed in writing to the retention of such other counsel by the Indemnified Person;

(ii)

the named parties to any such Claim (including any added third or impleaded party) include both the Corporation and the Indemnified Person and the representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them.

If more than one Indemnified Person is entitled to retain separate counsel in accordance with this Section 12(d), all Indemnified Persons shall be represented by one separate legal counsel and the fees and disbursements of only one separate legal counsel for all Indemnified Persons shall be paid by the Corporation, unless (i) the Corporation and the Indemnified Persons have mutually agreed in writing to retention of more than one legal counsel for the Indemnified Persons or (ii) the Indemnified Persons have or any one of them has been advised in writing by legal counsel thereto that representation of all of the Indemnified Persons by the same legal counsel would be inappropriate due to actual or potential differing interests among them.  Notwithstanding the foregoing, the Corporation shall not be liable for the settlement of any Claim unless the Corporation has consented in writing to such settlement, such consent not to be unreasonably withheld.

(e)

Right of Contribution in Favour of Others

The Corporation acknowledges and agrees that the Underwriter is contracting on its own behalf and as agent and trustee for each Indemnified Person with respect to this Section 12.

13.

Contribution

(a)

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 12 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Underwriter or enforceable otherwise than in accordance with its terms, the Corporation and the Underwriter shall contribute to the aggregate of all Losses contemplated by Section 12 in proportions reflective of the relative benefits received by the Indemnified Parties and any Indemnified Party, as well as their relative fault and any other relevant equitable considerations, as determined by a court of competent jurisdiction; provided, however, that the Underwriter will not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriter’s Fees actually received by it under this Agreement.

(b)

If any of the Underwriter has reason to believe that a claim for contribution may arise, it shall give the Corporation notice of such claim in writing as soon as reasonably practicable; provided, however, that failure to notify the Corporation s shall affect the Corporation’s liability under this Section 13 only to the extent that the Corporation is prejudiced by that failure.

(c)

The rights to contribution provided in this Section 13 shall be in addition to and not in derogation of any other right to contribution which the Underwriter may have by statute or otherwise at law.

(d)

The Corporation acknowledges and agrees that the Underwriter is contracting on its own behalf and as agent and trustee for each Indemnified Person with respect to this Section 13.

14.

Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

15.

Expenses

(a)

Subject to Section 15(b) below, all expenses of or incidental to the creation, issue, sale and delivery, as applicable, of the Offered Units and the Underwriter’s Warrants and all expenses of or incidental to all other matters in connection with the transactions set out in this Agreement shall be borne by the Corporation directly, including, without limitation, (i) fees and expenses payable in connection with the qualification of the Securities, (ii) all costs of the certificates representing the Securities, (iii) all costs incurred in connection with the preparation, translation and printing of the Offering Documents, (iv) all costs incurred to obtain the TSX’s approval to list the Listed Common Shares on the TSX, (v) all fees and disbursements of the legal counsel and auditors of the Corporation and (vi) all out-of-pocket expenses incurred by the Underwriter in connection with the transactions contemplated by this Agreement (“Eligible Expenses”); provided, however, that the fees of legal counsel to the Underwriter included in Eligible Expenses (exclusive of disbursements and taxes) shall not exceed $100,000. If the offering of the Units is completed in accordance with the terms of this Agreement,

(i)

any Eligible Expenses which are incurred by the Underwriter prior to the Closing Time shall be deducted from the gross proceeds paid by the Underwriter to the Corporation at the Closing Time;

(ii)

in the event that the Underwriter exercises the Over-Allotment Option, any Eligible Expenses which are incurred by the Underwriter on or after the Closing Time but prior to the Over-Allotment Closing Time shall be deducted from the gross proceeds paid by the Underwriter to the Corporation at the Over-Allotment Closing Time; and

(iii)

the Underwriter shall be entitled to be reimbursed by the Corporation for any additional Eligible Expenses within ten Business Days of submitting an account for such expenses to the Corporation.

If the offering of Units is not completed due to any failure of the Corporation to comply with the terms and conditions of this Agreement, the Underwriter shall be entitled to be reimbursed by the Corporation for all Eligible Expenses within ten Business Days of submitting an account for such expenses to the Corporation.

(b)

If the offering of Units is not completed for any reason other than a failure of the Corporation to comply with the terms and conditions of this Agreement, the Underwriter shall not be entitled to be reimbursed by the Corporation for any

Eligible Expenses (including, for the avoidance of doubt, fees and disbursements of legal counsel to the Underwriter).

16.

Standstill

The Corporation shall not, without the prior written consent of the Underwriter, such consent not to be unreasonably withheld, issue or announce the issuance of any equity securities of the Corporation or securities convertible into equity securities of the Corporation or securities convertible into equity securities of the Corporation during the period commencing on the date hereof and ending 90 days following the Closing Date, other than pursuant to or in connection with:

(a)

presently outstanding rights or agreements, including options, warrants and other convertible securities or rights which have previously been granted or issued;

(b)

presently outstanding options granted to officers, directors, employees or consultants of the Corporation or any Subsidiary pursuant to the stock option plans (the “Option Plans”) described in the Corporation’s most recent proxy information circular;

(c)

the Option Plans;

(d)

any merger or acquisition transactions;

(e)

investments in the Corporation by an industry specific investor in connection with licensing or collaboration transactions;

(f)

the exercise by Biotechnology Value Fund, L.P. of the BVF Participation Right for the purpose of enabling Biotechnology Value Fund, L.P. to maintain its proportional equity interest in the Corporation.

17.

Survival of Representations and Warranties

All representations, warranties, covenants and agreements of the Corporation contained in this Agreement or any certificate delivered pursuant to this Agreement and in connection with the transactions contemplated by this Agreement will survive the completion of the transactions contemplated by this Agreement and will continue in full force and effect for the benefit of the Underwriter for a period of two years after the Closing Date, regardless of any subsequent disposition of Common Shares, Warrants or Underwriter’s Warrants or any investigation by or on behalf of the Underwriter with respect thereto.  The Underwriter will be entitled to rely on the representations and warranties of the Corporation contained in this Agreement or delivered pursuant to this Agreement notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters’ behalf in connection with the preparation of the Prospectus or the distribution of the Offered Units.

18.

Time of the Essence

Time shall be of the essence of this Agreement.

19.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in the Province of British Columbia.

20.

Currency

All reference to dollars in this Agreement shall be references to Canadian dollars.

21.

Notice

Unless herein otherwise expressly provided, any notice or other communication to be given under this Agreement shall be in writing and addressed as follows:

If to the Corporation, addressed and sent to:

Migenix Inc.

BC Research Building

3650 Wesbrook Mall

Vancouver, B.C.

V6S 2L2

Attention:

James DeMesa, President and CEO

Facsimile:

604-221-9688

with a copy to:

Farris, Vaughan, Wills & Murphy LLP
PO Box 10026, Pacific Centre South

25th Floor, 700 W Georgia Street

Vancouver, B.C.
V7Y 1B3

Attention:

R. Hector MacKay-Dunn, Q.C.

Facsimile:

604-661-9349

If to the Underwriter, addressed and sent to:

Canaccord Capital Corporation

Canaccord Adams

2200 – 609 Granville Street

Vancouver, B.C.
V7Y 1H2

Attention:

Ali Hakimzadeh, Vice President

Facsimile:

604-643-7733

with a copy to:

Canaccord Adams

BCE Place, Suite 3000

161 Bay Street

Toronto, ON
M5J 2S1

Attention:

Steve Winokur

Facsimile:

416-869-3876

with a copy to:

McCarthy Tétrault LLP

Suite 1300, Pacific Centre
777 Dunsmuir Street
Vancouver, B.C.
V7Y 1K2

Attention:

Joe Garcia

Facsimile:

604-622-5791

or to such other address as any of the parties may designate by notice given to the others. Each notice shall be personally delivered to the addressee or sent by fax to the addressee and (a) notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered and (b) a notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

22.

Counterparts

This Agreement may be executed by any one or more of the parties to this Agreement by facsimile or in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

23.

Entire Agreement

This Agreement shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and shall not be changed, modified or rescinded, except in writing signed by the parties.  The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement.

[ The remainder of this page is intentionally left blank. ]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to Canaccord upon which this letter as so accepted shall constitute an agreement among us.

CANACCORD CAPITAL CORPORATION

By:	/s/ Steve Winokur
Name: Title:

The foregoing is accepted and agreed to as of the date first above written.

MIGENIX INC.

	By:	/s/
Name: James DeMesa Title: President and Chief Executive Officer

SCHEDULE "A"

U.S. TERMS AND CONDITIONS

As used in this Schedule “A”, the following terms shall have the meanings indicated:

affiliate	means an “affiliate” as defined in Rule 405 under the U.S. Securities Act;
Directed Selling Efforts

means “directed selling efforts” as that term is defined in Regulation S.  Without limiting the foregoing, but for greater clarity in this schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities offered pursuant to Regulation S, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of such Securities;

Foreign Issuer	means a “foreign issuer” as that term is defined in Regulation S;
Institutional Accredited Investor	means a “accredited investor”, as that term is defined in Rule 501(a) of Regulation D, that satisfies the criteria set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D;
Qualified Institutional Buyer	means a “qualified institutional buyer” as that term is defined in Rule 144A;
Regulation D	means Regulation D under the U.S. Securities Act;
Regulation S	means Regulation S under the U.S. Securities Act;
Rule 144A	means Rule 144A under the U.S. Securities Act;
Securities	means the Units, common shares underlying the Units, the Warrants and the common shares acquirable upon exercise of the Warrants
Substantial U.S. Market Interest	means “substantial U.S. market interest” as that term is defined in Regulation S;
United States	means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;
U.S. Exchange Act	means the United States Securities Exchange Act of 1934, as amended;
U.S. Person	means “U.S. person” as that term is defined in Regulation S;
U.S. Placement Agent	means the U.S. broker-dealer affiliates of the Underwriters; and
U.S. Securities Act	means the United States Securities Act of 1933, as amended.

All other capitalized terms used but not otherwise defined in this Schedule “A” shall have the meanings assigned to them in the Underwriting Agreement to which this Schedule “A” is attached.

A.

Representations, Warranties and Covenants of the Underwriters

The Underwriters acknowledge that the Securities have not been and will not be registered under the U.S. Securities Act or applicable state securities laws and may not be offered or sold, except in accordance with an exemption or exclusion from the registration requirements of the U.S. Securities

Act and applicable state securities laws.  Accordingly, each Underwriter represents, warrants and covenants to and with the Corporation, severally and not jointly, that:

1.

The Underwriter has offered and sold, and will offer and sell, the Units only in an offshore transaction in accordance with Rule 903 of Regulation S or as provided in paragraphs 2 through 12 below.  Accordingly, neither the Underwriter, nor any of its affiliates nor any persons acting on its or their behalf, has made or will make (except as permitted in paragraphs 2 through 12 below):

(a)

any offer to sell or any solicitation of an offer to buy, any Units to or for the benefit of any person in the United States;

(b)

any sale of Units to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or the Underwriter or affiliates or persons acting on its behalf reasonably believe that such purchaser was outside the United States; or

(c)

any Directed Selling Efforts in the United States with respect to the Securities.

2.

Any offer, sale or solicitation of an offer to buy the Units that has been made or will be made to persons in the United States (collectively, “U.S. Placees”) was or will be made only:

(a)

to Institutional Accredited Investors that are offered the Units for sale by the Corporation in transactions that are exempt from registration pursuant to Rule 506 of Regulation D and exempt from registration under all applicable state securities laws; or

(b)

to Qualified Institutional Buyers that are offered the Units for resale by the Underwriters in transactions that are exempt from registration pursuant to Rule 144A and exempt from registration under all applicable state securities laws.

3.

The U.S. Placement Agent is registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and in each state in which offers or sales of the Units have been made (unless exempted from the respective state’s broker-dealer registration requirements) and is a member of and in good standing with, the National Association of Securities Dealers, Inc.  All offers and sales of Units to U.S. Placees have been or will be made by the U.S. Placement Agent in accordance with applicable U.S. federal and state broker-dealer requirements.

4.

The Underwriters or their U.S. Placement Agent (i) will provide each U.S. Placee to which they make an offer to buy or a solicitation of an offer to purchase Units a copy of the Preliminary Prospectus or the Final Prospectus, together with the applicable Wrap, (ii) will provide each U.S. Placee purchasing Units from them with a copy of the Final Prospectus, together with the final Wrap, prior to such U.S. Placee’s purchase of Units, and (iii) will not use any other written material in connection with the offer or sale of Units to U.S. Placees.

5.

Immediately prior to any offer or sale of the Units to a U.S. Placee, the Underwriters and the U.S. Placement Agent had or will have reasonable grounds to believe and did or will believe that each such U.S. Placee was either:

(a)

an Institutional Accredited Investor acting for its own account or for the account of another Institutional Accredited Investor for which it was exercising sole investment discretion, in the case of Units offered for sale by the Corporation; or

(b)

a Qualified Institutional Buyer acting for its own account or for the account of another Qualified Institutional Buyer for which it was exercising sole investment discretion, in the case of Units offered for resale by the Underwriters.

6.

None of the Underwriters, their affiliates or any person acting on its or their behalf has used or will use any form of general solicitation or general advertising (as those terms are used in Regulation D), with respect to offers or sales of the Units in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, or has offered or will offer to sell the Units in any manner involving a public offering in the United States within the meaning of Section 4(2) of the U.S. Securities Act.

7.

None of the Underwriters has entered and will not enter into any contractual arrangement with respect to the distribution of the Units except with its affiliates, any selling group members or with the prior written consent of the Corporation.  Each Underwriter, as applicable, shall cause each affiliate or selling group member participating in the distribution of the Units to agree, for the benefit of the Corporation, to the same provisions contained in this Schedule “A” as apply to the Underwriters as if such provisions applied to such persons.

8.

All purchasers of Units that are U.S. Placees shall be informed that the Units have not been and will not be registered under the U.S. Securities Act and the Units are being offered and sold to such U.S. Placees in reliance upon an exemption from the registration requirements of the U.S. Securities Act provided by Rule 506 of Regulation D or Rule 144A, as applicable.

9.

Prior to completion of any sale of Units to U.S. Placees, each U.S. Placee will be required to complete and execute:

(a)

a subscription agreement in the form or forms consented to by the Corporation and the Underwriters and attached to the final Wrap (a “U.S. Subscription Agreement”), in the case of Units sold by the Corporation to U.S. Placees pursuant to Rule 506 of Regulation D; or

(b)

a purchase agreement in the form or forms consented to by the Corporation and the Underwriters and attached to the final Wrap (a “U.S. Purchase Agreement”), in the case of Units sold by the Underwriters to U.S. Placees pursuant to Rule 144A.

10.

At least one business day prior to the Closing Date or the Additional Closing Date, as applicable, it shall provide the Corporation with a list of all U.S. Placees to which it has sold Units pursuant to this Schedule “A” and a copy of each Purchase Agreement and each Subscription Agreement executed by a U.S. Placee.

11.

At each Closing, the Underwriters will either (i) together with the U.S. Placement Agent, deliver to the Corporation a certificate substantially in the form of Exhibit 1 to this Schedule “A”, relating to the manner of the offer and sale of the Units to U.S. Placees, or (ii) be deemed to represent and warrant to the Corporation, as at the date of Closing, that neither the Underwriters nor their U.S. Placement Agent has made any offers or sales of the Units to U.S. Placees.

12.

None of the Underwriters, their affiliates or any person acting on its or their behalf has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Units.

B.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees to and with the Underwriters that:

1.

The Corporation is, and as at each Closing will be, a Foreign Issuer with no Substantial U.S. Market Interest in any of its securities.

2.

The Corporation is not, nor will it become as a result of the sale of the Securities, an open-end investment company, closed-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under the United States Investment Company Act of 1940, as amended.

3.

Neither the Common Shares nor the Warrants are, or when issued will be, of the same class as securities listed on a national securities exchange registered under Section 6 of the U.S. Exchange Act or quoted in a U.S. automated inter-dealer quotation system, or convertible or exchangeable into securities so listed or quoted.

4.

None of the Corporation, its affiliates or any person acting on its or their behalf (except the Underwriters, their affiliates and any person acting on any of their behalf, as to which no representation is made) has made or will make any Directed Selling Efforts in the United States in connection with the offer and sale of the Securities in offshore transactions pursuant to Rule 903 of Regulation S, has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Units, or has taken or will take any action that would cause the exemption afforded by Rule 144A, Rule 506 of Regulation D or Rule 903 of Regulation S, as applicable, to be unavailable for offers and sales of the Units.

5.

None of the Corporation, its affiliates or any person acting on its or their behalf (except the Underwriters, their affiliates and any person acting on any of their behalf, as to which no representation is made) has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) with respect to offers or sales of the Units in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, or has offered or will offer to sell the Units in any manner involving a public offering in the United States within the meaning of Section 4(2) of the U.S. Securities Act.

6.

The Corporation has not offered or sold and will not offer or sell, any securities in a manner that would be integrated with the offer and sale of the Units and would cause the exemption from registration set forth in Rule 506 of Regulation D or Rule 144A, as applicable, to become unavailable with respect to the offer and sale of the Units to U.S. Placees.

7.

None of the Corporation, any of its affiliates or any person acting on its or their behalf has offered or sold or will offer or sell any of the Units to U.S. Placees except for Units offered and sold by or through the Underwriters and the U.S. Placement Agents in accordance with this Schedule “A”.

8.

Neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

9.

So long as any of the Securities which have been sold to U.S. Placees in reliance upon Rule 506 of Regulation D or Rule 144A are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, the Corporation shall either:

(a)

furnish to the United States Securities and Exchange Commission all information required to be furnished in accordance with Rule 12g3-2(b) under the U.S. Exchange Act; or

(b)

file reports and other information with the United States Securities and Exchange Commission under Section 13 or 15(d) of the U.S. Exchange Act; or

(c)

furnish to any holder of such Securities and any prospective purchaser of the Securities designated by such holder, upon request of such holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act (so long as such requirement is necessary in order to permit holders of the Securities to effect resales under Rule 144A).

1.

EXHIBIT 1 to Schedule “A”

UNDERWRITER'S CERTIFICATE

In connection with the private placement of the Units of MIGENIX Inc. (the “Corporation”) to U.S. Placees pursuant to the Underwriting Agreement dated November ♦, 2006 (the “Underwriting Agreement”), among the Corporation and the Underwriting named therein (each, an “Underwriter”), the undersigned Underwriter and _____________ (the “U.S. Placement Agent”) do hereby certify that:

(1)

all offers and sales of the Units by us to U.S. Placees have been made by the U.S. Placement Agent, which was on the dates of such offers and sales, and is on the date hereof, duly registered as a broker-dealer pursuant to Section 15(b) of the U.S. Exchange Act and under the securities laws of each state in which such offers and sales were made (unless exempted from the respective state’s broker-dealer registration requirements) and was and is a member in good standing with the National Association of Securities Dealers, Inc.;

(2)

all offers and sales of the Units by us to U.S. Placees have been effected in accordance with all applicable U.S. broker-dealer requirements;

(3)

we provided each U.S. Placee to which we made an offer to buy or a solicitation of an offer to purchase Units a copy of the Preliminary Prospectus or the Final Prospectus, together with the applicable Wrap, we provided each U.S. Placee purchasing Units from us with a copy of the Final Prospectus, together with the final Wrap, prior to such U.S. Placee’s purchase of Units, and we did not use any other written material in connection with the offer or sale of Units to U.S. Placees;

(4)

prior to any offer or sale of the Units by us to a U.S. Placee, we had reasonable grounds to believe and did believe that each such U.S. Placee was either (i) a Qualified Institutional Buyer acting for its own account or for the account of another Qualified Institutional Buyer for which it was exercising sole investment discretion, in the case of a U.S. Placee that we offered Units for our own account, or (ii) an Institutional Accredited Investor acting for its own account or for the account of another Institutional Accredited Investor for which it was exercising sole investment discretion, in the case of a U.S. Placee that we offered Units for sale by the Corporation;

(5)

no form of general solicitation or general advertising (as those terms are used in Regulation D) was used by us, our affiliates or any person acting on our behalf, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Units to U.S. Placees;

(6)

prior to any sale of Units by or through us to U.S. Placees, we caused each U.S. Placee buying Units from us to complete and deliver a Purchase Agreement and we caused each U.S. Placee buying Units from the Corporation to complete and deliver a Subscription Agreement; and

(7)

we conducted the offering of the Units in accordance with the Underwriting Agreement, including Schedule “A” thereto.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement, including Schedule “A” thereto, unless otherwise defined herein.

Dated this _____ day of ________________, 2006.

[UNDERWRITER] Per: Authorized Signatory	[U.S. PLACEMENT AGENT] Per: Authorized Signatory